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Exhibit 5

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Harrah's Entertainment, Inc. One Harrah's Court Las Vegas, Nevada 89119		Washington, D.C. File No. 014201-0192

Attn:    Board of Directors

  Re:
  Registration Statement on Form S-8; 6,959,960 shares of
  Common Stock, par value $0.10 per share

Ladies and Gentlemen:

        In connection with the registration by Harrah's Entertainment, Inc., a Delaware corporation (the "Company"), of 6,959,960 shares of Common Stock, par value $0.10 per share (the "'Shares"), to be issued pursuant to the Harrah's Entertainment, Inc. 2004 Equity Incentive Award Plan (the "Plan"), under the Securities Act of 1933, as amended, on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in a manner contemplated by the Registration Statement and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/  LATHAM & WATKINS LLP

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  Exhibit 5